UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On September 9, 2022, InMed Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional accredited investors (the “Purchasers”), for the sale and issuance of an aggregate of 691,245 of its common shares (or pre-funded warrants in lieu thereof) at a purchase price of $8.68 per share (or pre-funded warrant in lieu thereof). In addition, the Company agreed to issue to the Purchasers, unregistered preferred investment options to purchase up to an aggregate of 1,382,490 common shares. The foregoing transaction is referred to herein as the “Private Placement.”

The terms of the Purchase Agreement provided Purchasers whose purchase of common shares in the Private Placement would result in such Purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the Purchaser, 9.99%) of the Company’s outstanding common shares, the option of purchasing pre-funded warrants in lieu of common shares in such manner as to result in the same aggregate purchase price being paid by such Purchaser to the Company.

On September 13, 2022, the parties consummated the Private Placement. At the closing of the Private Placement, the Company issued to the Purchasers (i) 90,000 common shares, (ii) pre-funded warrants to purchase an aggregate of 601,245 common shares and (iii) preferred investment options to purchase up to an aggregate of 1,382,490 common shares. In addition, a Purchaser agreed to cancel preferred investment options to purchase up to an aggregate of 412,331 common shares of the Company which had been previously issued to such Purchaser.

The pre-funded warrants have an exercise price of $0.0001 per pre-funded warrant and can be exercised at any time from the date and time of issuance until the pre-funded warrants are exercised in full. The terms of the pre-funded warrants preclude a holder thereof from exercising such holder's pre-funded warrants, and the Company from giving effect to such exercise, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder's affiliates and any other persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of (i) with respect to one Purchaser, 9.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise, and (ii) with respect to the other Purchaser, 4.99% (or, upon election by a holder prior to the issuance of any preferred investment options or pre-funded warrants, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise.

The preferred investment options issued to the Purchasers have an exercise price of $8.44 per share, became exercisable immediately upon issuance and will expire seven years from the date of issuance. The terms of the preferred investment options issued to the Purchasers preclude a holder thereof from exercising such holder’s preferred investment option, and the Company from giving effect to such exercise, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder's affiliates and any other persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any preferred investment options, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the preferred investment option.

A holder may increase or decrease the beneficial ownership thresholds specified above, except that the beneficial ownership limitation may not exceed 9.99% in any event.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Purchasers, dated September 9, 2022 (the “Registration Rights Agreement”). The Registration Rights Agreement grants the Purchasers certain registration rights and obligates the Company to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) by certain dates, covering the resale of the common shares sold in the Private Placement and the common shares issuable upon exercise of the pre-funded warrants and preferred investment options.

The aggregate gross proceeds to the Company from the Private Placement were approximately $6.0 million, before deducting placement agent fees and other offering expenses. H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Private Placement.

The common shares, pre-funded warrants and preferred investment options described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the common shares underlying the pre-funded warrants and preferred investment options, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the common shares, pre-funded warrants, preferred investment options and the common shares underlying the pre-funded warrants and preferred investment options may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the pre-funded warrants and the preferred investment options are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Engagement Letter

The Company entered into an engagement letter with Wainwright, dated September 9, 2022 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as the Company’s exclusive placement agent, advisor or underwriter in certain offerings, including the Private Placement. The Company has agreed to pay Wainwright a cash fee, or as to an underwritten offering an underwriter discount, equal to 7.5% of the aggregate gross proceeds raised in each offering. Upon any exercise for cash of any warrants or options issued to investors in each offering, the Company has agreed to pay Wainwright a cash fee of 7.5% of the aggregate gross exercise price paid in cash with respect such exercise. In addition, pursuant to the Engagement Letter, the Company has also agreed to grant to Wainwright, or its designees, at each closing, warrants to purchase that number of common shares of the Company equal to 6.5% of the aggregate number of common shares of (or common shares equivalent, if applicable) placed in each offering. Upon any exercise for cash of any warrants or options issued to investors in each offering, the Company has agreed to issue to Wainwright (or its designees), warrants to purchase that number of common shares of the Company equal to 6.5% of the aggregate number of such common shares underlying the warrants that have been so exercised. Warrants issued to Wainwright will have a term of five years and an exercise price equal to 125% of the offering price per share (or unit, if applicable) in the applicable offering and if such offering price is not available, the market price of the Company’s common shares on the date an offering is commenced (such price, the “Offering Price”). If warrants are issued to investors in an offering, the warrants issued to Wainwright are required to have the same terms as the warrants issued to the investors in the applicable offering, except that the warrants issued to Wainwright shall have an exercise price equal to 125% of the Offering Price.

The Company also agreed to pay Wainwright a management fee equal to 1.0% of the gross proceeds raised in the offering, $20,000 for non-accountable expenses, and up to $35,000 for fees and expenses of legal counsel and other out-of-pocket expenses. The Engagement Letter has indemnity and other customary provisions.

In accordance with the Engagement Letter, in connection with the Private Placement, the Company issued to Wainwright, preferred investment options to purchase an aggregate of 44,931 common shares of the Company. The preferred investment options issued to Wainwright have an exercise price of $10.85 per share, became exercisable immediately upon issuance and will expire seven years from the date of issuance. Similar to the preferred investment options issued to the Purchasers, a holder of the preferred investment options issued to Wainwright is precluded from exercising such holder’s preferred investment option, and the Company is precluded from giving effect to such exercise, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder's affiliates and any other persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any preferred investment options, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the preferred investment option.

The preferred investment options issued to Wainwright, and the common shares issuable upon exercise thereof, were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the preferred investment option issued to Wainwright is not complete and is qualified in their entirety by the full text of such document, the form of which is filed as an exhibit to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the common shares, the pre-funded warrants, the preferred investment options issued to the Purchasers and the preferred investment options issued to Wainwright included in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On September 9, 2022, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On September 13, 2022, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Preferred Investment Option
4.3	Form of Placement Agent Preferred Investment Option
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated September 9, 2022
99.2	Press Release dated September 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: September 13, 2022	By:	/s/ Brenda Edwards
Brenda Edwards
Interim Chief Financial Officer

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